SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)           May 15, 1997


                                      ADINA , INC.
             (Exact Name of Registrant as Specified in its Charter)




    Delaware                        33-19435               75-2233445
   (State of                       (Commission         (IRS Employer
   Incorporation)                  File Number)        Identification No.)


                           17770 Preston Road,    Dallas, Texas   75252
                             (Address of Principal Executive Offices)


Registrant's telephone number, including area code:   (972) 733-3005

ITEM 2.   Acquisition or Disposition of Assets

     On May 15, 1997 Registrant accepted the subscription for 42,450,000 re-stricted common shares of Adina, Inc. by Daniel Wettreich, President and Director in exchange for 6,029,921 restricted common shares of Alexander Mark Investments(USA), Inc. ("AMI"). AMI owns 57% of the outstanding shares of Meteor Technology plc ("Meteor"). Meteor has two active subsidiaries, Digiphone International, Ltd and Meteor Payphones, ltd. Mr. Wettreich now has control over Registrant.


ITEM 7.   Exhibits
     (10)      Material Contracts
          *a) Stock Purchase Agreement between Daniel Wettreich and Adina, Inc.

           (28)      a)   Financial  Statements of  Meteor  Technology  for  the
           period ended May 31, 1996 and interim audited results for the six months ended November 30, 1996.

          b)   The  Pro  Forma  Statement  of  Operations  for  Alexander   Mark
           Investments (USA), Inc. and Meteor Technology plc as of April 30, 1996 and May 31, 1996 respectively.

          c) The Pro Forma Balance Sheet for Alexander Mark Investments (USA), Inc. and Meteor Technology plc as of January 31, 1997 and November 30, 1996 respectively.

*Previously Filed

                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     ADINA, INC.

                  By:  /s/ Robert Gregory
                         Robert Gregory
                         Director

Dated:  June 11, 1997

                                 Exhibit  (28) a

                      CONDENSED BALANCE SHEETS


                               ASSETS

                                     January 31, 1997  April 30, 1996
                                    (Unaudited)        (Audited)

  Cash                           $       41             $    66


           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


 Accounts payable                   $  13,971          $   4,134
 Advances from officer and affiliates     300                300
    Total current liabilities          14,271              4,434

Stockholders' Equity (Deficit):
  Common stock no par value,
  75,000,000 shares authorized;
  74,940 shares issued
  at January 31, 1997
  and April 30, 1996                       95              9,481
Additional paid in capital            892,122            882,736
Deficit                               905,314           (895,452)
                                      (13,097)            (3,235)
Less treasury stock, 68,353
 shares at cost                        (1,133)            (1,133)
                                      (14,230)            (4,368)

                                    $      41          $      66

See accompanying notes to these financial statements.

                      ALEXANDER MARK INVESTMENTS(USA) INC.
                      CONDENSED STATEMENTS OF OPERATIONS
                               (UNAUDITED)

                                        Nine Months Ended
                                            January  31,
                                    1997               1996


Income                            $    -               $    -

Expenses                               9,862                -

Loss from operations                  (9,862)               -

Provision for taxes                $    -              $    -

NET LOSS                           $ (9,682)           $    -

LOSS PER COMMON SHARE*             $       *           $      *

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                   74,940          74,940,317


*Net loss is less than $0.001 per share


See accompanying notes to these financial statements.

                     ALEXANDER MARK INVESTMENTS(USA) INC.
                     CONDENSED STATEMENTS OF CASH FLOWS
                            (UNAUDITED)


                                                Nine Months Ended
                                                   January  31,
                                              1997             1996

CASH FLOWS FROM OPERATING ACTIVITIES:
 Loss from operations                    $(9,862)      $     -
 Increase in accounts payable              9,837             -
 Increase in accrued expenses                -               -

 Net cash used by operating activities      (25)             -

CASH FLOWS FROM INVESTING ACTIVITIES         -               -

CASH FLOWS FROM FINANCING ACTIVITIES:
 Loan from Affiliate                         -               -
 Net   cash  provided  by  financing
  activities                                 -               -

NET INCREASE (DECREASE) IN CASH             (25)             -

CASH AT BEGINNING OF PERIOD                  66             66

CASH AT END OF PERIOD                     $  41         $   66

SUPPLEMENTAL INFORMATION:
 Cash paid for interest                   $ -           $  -
 Cash paid for taxes                      $ -           $  -



See accompanying notes to these financial statements.

              ALEXANDER MARK INVESTMENTS(USA),INC.

                 NOTES TO CONDENSED FINANCIAL STATEMENTS
                               (UNAUDITED)



Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These statements should be read in conjunction with the audited financial statements and notes thereto included in the Registrant's annual Form 10-KSB for the year ended April 30, 1996.

                                 Exhibit  (28) b

METEOR TECHNOLOGY PLC
INTERIM UNAUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE HALF YEAR ENDED NOVEMBER 30, 1996

                                                         Six
                                                      months
                                                Six   to Aug
                                             months      31,
                                             to Nov     1995
                                                 30
                             Continuing        1996    (Note
                             Operations                   2)
                          ongoing  acquisi-   Total    Total
                                     tions
                     Notes   000s     000s     000s     000s

Turnover                      102       398     500        -
Cost of sales                 146       320     466        -
                            -----    ------  ------   ------
                                -
Gross profit/(loss)          (44)        78      34        -

Administrative                390       284     674      113
expenses
Exceptional items       3   1,379         -   1,379        -
                            -----    ------  ------   ------
                                -
                            1,769       284   2,053      113
                            -----    ------  ------   ------
                                -
Operating loss             (1,813)    (206) (2,019)    (113)
                            -----    ------
                                -
Interest receivable                              10        -
Interest payable                                (4)        -
                                             ------   ------
                                                  6        -
                                             ------   ------
Loss on ordinary
activities                                  (2,013)    (113)
   before taxation

Taxation charge on
loss on                                           -        -
   ordinary
activities
                                             ------   ------
Loss for the half                           (2,013)    (113)
year attributable to
  the members of the
parent company
                                             ======   ======

Interim dividend                               Nil     Nil
Loss per ordinary       4                     0.04p    1.12p
share
                                             ======    =====

METEOR TECHNOLOGY PLC
INTERIM UNAUDITED CONSOLIDATED BALANCE SHEET AT NOVEMBER 30, 1996

                                                      Aug
                                                       31
                                               Nov   1995
                                                30
                                              1996  (Note
                                                       2)
                              Notes    000s   000s   000s
Fixed assets:
   Intangible assets                             -     63
   Tangible assets                             230      1
                                             -----  -----
                                               230     64
Current assets:
   Stocks                               185             -
   Debtors                              342           200
   Cash at bank and in hand           1,183            50
                                      -----         -----
                                          -             -
                                      1,710           250
Creditors: amounts falling           (1,696)          (34)
due within one year
                                      -----         -----
Net current assets                              14    216
                                             -----  -----
Total assets less current                      244    280
liabilities

Creditors: amounts falling
due after more
   than one year:
   Loans                                      (13)      -
   7% Unsecured Convertible     7           (2,000)     -
    Loan Stock
                                             -----  -----
                                            (1,769)   280
                                             =====  =====

Capital and reserves:
   Called up share capital                     696    101
   Share premium account                     1,943    292
   Other reserve                            (1,356)     -
   Profit and loss account                  (3,052)  (113)
                                             -----  -----
Shareholders' funds             6           (1,769)   280
                                             =====  =====

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996

1. Basis of preparation and accounting policies
   The interim unaudited results for the six months ended November 30, 1996 have been prepared on the basis of accounting policies consistent with those adopted for the period ended May 31, 1996 as set out in the accounts of the company (formerly Telecom Credit Europe Limited) except for the policy for goodwill and the policies which have been added, as detailed below. The interim accounts do not constitute full statutory accounts and are unaudited. They have however been reviewed by the auditors and their report is set out on page 3. The company's accounts to May 31, 1996, which received an unqualified audit opinion have been filed with the Registrar of Companies.
   Basis of consolidation
   The results of the subsidiary undertakings acquired during the period are included in the profit and loss account from the date of acquisition as follows:
   DigiPhone Europe Limited           from August 12, 1996
   Paragon Investment Holdings Limited          from August 15, 1996
   Telecredit Telekommunications GmbH, a wholly owned subsidiary undertaking incorporated in Germany has not been consolidated, as on July 10, 1996 it was sold in exchange for shares in
   RC Telecom Limited, a company incorporated in the Isle of Man.
   See further detail on the acquisitions in the period and the subsidiary undertakings at note 5.
   Goodwill
   Goodwill arising on acquisition or on consolidation is charged directly against reserves. In the May 31, 1996 accounts, goodwill was capitalised and was being amortised over 4 years. The impact of this change in accounting policy is to write back 25k pounds of amortisation to the profit and loss account (see details in the restated accounts for May 31, 1996 at pages 12 to 14).
   Stocks
   Stocks are stated at the lower of cost incurred in bringing each product to its present location and condition and net realisable value, as follows:
      Goods for resale    -   purchase cost on a first-in, first-out basis
   Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.
   Recognition of profits on leased items
   Certain subsidiary undertakings have entered into agreements with finance houses in respect of payphones which are subleased by the finance house to customers. Net income from leasing agreements is credited to the profit and loss account so as to spread any profit arising equally over the period of the lease between the customer and the finance house.

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

1. Basis of preparation and accounting policies
   (continued)

   Foreign currencies
   Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

2. Comparative figures
   The company reported interim half year figures for the period to August 31, 1995 as at that time the company's accounting reference date was February
   28. The accounting reference date was subsequently changed to May 31 thereby changing the half year to November 30. In view of the change in the nature and size of the Group due to the acquisitions in 1996, the comparative figures are not particularly meaningful and therefore no pro-forma figures to November 30, 1995 have been prepared. Consequently the August 31, 1995 interim unaudited figures have been used as the comparative amounts.

3. Exceptional items
   During the period Meteor Technology PLC acquired the rights to distribute DigiPhone internet telephony software in the UK, Ireland and the rest of the world (ie excluding the USA, Canada and Europe) for 1.379m pounds (see
   note 8).   These costs have been written off in full in the period.
   The rights to distribute this software in Europe were acquired by DigiPhone Europe Limited prior to its acquisition by the company and therefore the group now holds the distribution rights for the software on a worldwide basis excluding the USA and Canada.

4. Loss per ordinary share
   Loss per ordinary share is based on the weighted average number of ordinary shares in issue during the period of 47,116,400 (August 31, 1995 - 10,104,500).

5. Investments
   (a)Subsidiary undertakings acquired in the period
   On August 12, 1996 DigiPhone Europe Limited ("DigiPhone") was acquired in exchange for consideration of 21,437,142 pounds payable by way of issuing 52,285,714 ordinary 1 pence shares at a fully paid price of 41 pence each.

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996  (continued)
5. Investments   (continued)
   The net assets of DigiPhone at the date of acquisition were as follows:

                                         Fair value
                           Book value   adjustments    Fair value
                                 000s          000s          000s

    Fixed assets                   63             -            63
    Debtors                        52             -            52
    Cash                        1,041             -         1,041
                               ------        ------        ------
                                1,156             -         1,156
    Creditors due               (144)             -         (144)
    within one year
                               ------        ------        ------
    Net assets on               1,012             -         1,012
    acquisition
                                =====         =====
    Consideration and                                      21,626
    costs
                                                           ------
    Goodwill arising                                       20,614
                                                            =====

   On August 15, 1996 Paragon Investment Holdings Limited ("Paragon") was acquired in exchange for consideration of 760,000 pounds payable by way of issuing 2,000,000 ordinary 1 pence shares at a fully paid price of 38 pence each. The net assets of Paragon at the date of acquisition were as follows:

                                          Fair value
                             Book value  adjustments   Fair value
                                  000s         000s          000s

    Fixed assets                    142         (55)           87
    Stock                            24            -           24
    Debtors                         144            -          144
    Cash                              5            -            5
                                 ------       ------       ------
                                    315         (55)          260
    Creditors due within          (986)        (263)      (1,249)
    one year
    Creditors due in more          (16)            -         (16)
    than one year
                                 ------       ------       ------
    Net assets on                 (687)        (318)      (1,005)
    acquisition
                                  =====        =====
    Consideration and                                         778
    costs
                                                           ------
    Goodwill arising                                      (1,783)
                                                            =====

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

5. Investments
   (continued)

   (b)Details of principal subsidiary undertakings at November 30, 1996 Details of the principal investments in which the company holds more than 10% of the nominal value of any class of share capital are as follows:

                    Country of
              registration (or              Proportion of
   Name of      incorporation)              voting rights  Nature of
   company       and operation   Holding     and shares    held business

   Subsidiary undertakings
   All held by the company unless indicated.

DigiPhone Europe England         Ordinary      100%         Software
  Limited        and Wales        shares                   distribution

The Public Tele- England         Ordinary       100%        Payphone
 phone Company   and Wales        shares                    provider
 Limited

Paragon Pay-     England         Ordinary       100%         Payphone
 phones Limited  and Wales       shares                      provider

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

6.   Reconciliation of shareholders' funds and movements on reserves

                                                  Profit   Total
                            Share   Share Other     and shareholders
                                                   loss
                          capital premium reserve account    funds
                           000s   000s     000s    000s      000s

    Balance at May 31,        126   1,393     -   (436)    1,083
    1996
    Restatement
    adjustments
     (see pages 12 to           5     200 (613)   (603)   (1,011)
    14)
    Exercise of warrants       14      54     -       -       68
    Loss attributable to
    members of the company     -       -      -  (2,013)  (2,013)

    Shares issued for         543       -     -       -      543
    acquisitions

    Premium on shares
    issued for                  -       - 21,654       -   21,654
       acquisitions

    Goodwill written off        -       - (22,397)     - (22,397)

    Loan stock converted        8     296     -       -      304
                           ------  ------ -----   -----   ------
    Balance at November       696   1,943 (1,356) (3,052)(1,769)
    30, 1996
                           ======  ====== =====   =====   ======

7. Unsecured convertible loan stock
   In November 1996, the company issued 2m pounds of 7% Unsecured Convertible Loan Stock 1996-2001 to Camelot Corporation, of which 1m pounds was in ex-change for cash and 1m pounds in payment for certain of the DigiPhone dis-tribution rights. The company has announced that on March 4, 1997 it intends to sell rights to use certain software in the US and Canada to Camelot Corporation (see note 8). The 2m pounds of Unsecured Convertible Loan
   Stock will be redeemed as part of this transaction.

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

8.  Related party transactions
 As disclosed in note 3, Meteor Technology PLC acquired certain distribution rights in the period from Camelot Corporation, a company in which Mr D Wettreich, the Chairman, is interested through his position as Chairman and Chief Executive Officer of Camelot Corporation and through his and his family's interests in approximately 17% of the common shares of that company (assuming no exercise of stock options).
 As set out in note 7 loan stock was issued during the period to Camelot Corporation. Mr D Wettreich is also interested in this transaction for the reasons stated above.

meteor technology plc
restated may 31, 1996 accounts

   On January 24, 1997 the directors announced that they had decided to restate the company's accounts for the year ended May 31, 1996 to reflect a write down of investments. In the directors' opinion a fundamental error existed in the accounting for the investment and associated costs in respect of the German subsidiary undertaking, Telecredit Telekommunikations GmbH.
   Therefore the accounts have been restated for this and various other matters as explained in the notes as follows:

   restated consolidated profit and loss account for the period ended May 31, 1996

                                              Restated         As
                                                        presented
                                       Notes      000s       000s

    Turnover                                        25         25
    Cost of sales                                 (19)       (19)
                                                ------     ------
    Gross profit                                     6          6
    Distribution expenses                         (11)       (11)
    Administration expenses              4,5     (174)      (159)
                                                ------     ------
    Operating loss                               (179)      (164)
    Interest receivable                              2          2
    Interest payable                               (4)        (4)
                                                ------     ------
                                                 (181)      (166)
    Amount written off investment    1,2,3,4     (858)      (270)
                                               -------     ------
                                               (1,039)      (436)
                                                 =====      =====

Meteor Technology plc

restated May 31, 1996 accounts   (continued)

 restated balance sheet as at May 31, 1996
                                               Group     Group
                                            Restated        As
                                                      presented                                               d
                                  Notes        000s       000s
    Fixed assets:
       Intangible assets              5            -       602
       Tangible assets                            30        30
       Investments                                 -         -
                                              ------    ------
                                                  30       632
    Current assets:
       Stocks                                     80        80
       Investments                    1            -       300
       Debtors                        4           49        74
       Cash                                      153       153
                                              ------    ------
                                                 282       607

    Creditors: amts falling         2,4        (242)     (144)
    due within one year
                                              ------    ------
    Net current assets                            40       463

    Total assets less                             70     1,095
    liabilities

    Creditors: amounts falling
    due within more                             (12)      (12)
       than one year
                                              ------    ------
                                                  58     1,083
                                              ======    ======

    Capital and reserves:
    Called up share capital
       Issued                                    113       113
       Committed but unissued         3           18        13

    Share premium account
       Issued                                    756       756
       Committed but unissued         3          837       637

    Other reserves                    5        (627)         -

    Profit and loss account                  (1,039)     (436)
                                              ------    ------
                                                  58     1,083
                                              ======    ======

Meteor Technology plc
notes on the restated May 31, 1996 accounts

1. The investment in Telecredit Telekommunikations GmbH was exchanged for 100,000 ordinary shares in RC Telecom Limited on July 10, 1996. In the new directors' opinion this investment, which represents 10 per cent of that company's share capital, was worthless at the date of acquisition. Accordingly a provision for diminution in value of 300k pounds has been in-cluded in the restated figures.

2. The company provided a rent guarantee to the landlord of the premises occupied by Telecredit Telekommunikations GmbH. These premises were vacated in early 1996 leaving rent arrears and an ongoing obligation and therefore the landlord called the rent guarantee. No provision for these costs was accrued at May 31, 1996. A settlement of 70k pounds has been reached with the land-lord and a provision for this amount has been included in the restated figures. relating to Telecredit Telekommunikations GmbH. While shares in settlement of this fee had been committed but not issued at May 31, 1996, this was not recorded in the company's accounts.

4. Debtors totalling 25k pounds were included in the May 31, 1996 accounts which were not valid debtors. Expenses of 13k pounds in respect of operating costs of Telecredit Telekommunikations GmbH were due but not provided at May 31, 1996. Costs of 15k pounds were committed at May 31, 1996 which were of no benefit to the company and therefore should have been provided for at that date.

5. The accounting policy for goodwill arising on acquisition or on consolidation has been changed to a policy of charging it against reserves. Accordingly amortisation of 25k pounds expensed in the period to May 31, 1996 has been written back to the profit and loss account for that period.

                                 Exibit  (28) c

                                   Adina, Inc.
                        Pro Forma Statement of Operations
              ($000's, except for per share and shares outstanding)

                                              Meteor
                   Adina        AMI         Technology Adjustments        Pro
                 30-Apr 96   30-Apr-96      31-May-96   (note 2)         Forma
REVENUES

Sales          $   -         $  -          $  38.8    $  -            $  38.8
Cost of Sales      -            -             29.5       -               29.5
Gross Profit       -            -              9.3       -                9.3
 Operating Expenses:
 Distribution
 Expenses          -            -             17.1       -               17.1
 Administrative
  Expenses         -            -            273.2       -              273.2
 Total Operating
  Expenses         -            -            290.3       -              290.3
Discontinued
 Operations        -            -        (1,331.9)       -           (1,331.9)
Net Loss       $   -         $  -        (1,612.8)   $   -          $(1,612.8)
 Net Loss per
  share        $   -         $  -         $ (0.14)   $   -          $   (0.02)

Weighted Average Shares
  Outstanding 32,550,000   74,940,317    11,317,612      -          75,000,000



See notes to financial statements.

                                 Exhibit  (28) d

                                   Adina, Inc.
                             Pro Forma Balance Sheet
                                     ($000's)

                                             Meteor
                         Adina       AMI    Technology Adjustments     Pro
                       31-Jan 97  31-Jan-97 30-Nov-96   (note 2)      Forma
ASSETS
Current Assets:
 Cash               $   0.5     $   0.1     $ 1,892.8 $   -       $  1,893.4
 Marketable
  Securities              -           -         296.0     -            296.0
 Accounts & Notes
  Receivable              -           -         547.2     -            547.2
Total Current Assets    0.5         0.1       2,736.0     -          2,736.6
 Property and Equipment:
 Net Equipment           -            -         368.0     -            368.0
 Total Assets       $   0.5     $   0.1    $  3,104.0  $  -       $  3,104.6

LIABILITIES & STOCKHOLDER'S EQUITY
Current Liabilities $   -       $  14.3    $  2,713.6  $  -       $  2,727.9
 Notes Payable          -            -        3,220.8     -          3,220.8
 Non-Affiliate
  Interest              -            -          -       (1,542.6)   (1,542.6)
  Total Liabilities     -          14.3       5,934.4   (1,542.6)    4,406.1
  Stockholder's Equity:
    Common Stock        0.7         0.1       1,113.6     (507.0)      607.4
    Additional Paid-In
    Capital             1.6       891.0       3,108.8      507.0      4,508.4
    Retained Earnings  (1.8)     (905.3)     (7,052.8)   1,542.6     (6,417.3)
 Total Stockholder's
   Equity               0.5       (14.2)     (2,830.4)   1,542.6     (1,301.5)
 Total Liabilities &
  Equity            $   0.5     $   0.1    $  3,104.0   $    -     $  3,104.6

See notes to financial statements.
                                   Adina, Inc.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

NOTE 1: The respective financial statements were derived from the following reports:

        Adina,  Inc.:   audited  financial statements of  Adina,  Inc.  for  the
        fiscal period ended April 30, 1996 and unaudited interim financial statements for the period ended January 31, 1997.
        Alexander Mark Investments (USA), Inc.: audited financial statements of Alexander Mark Investments (USA), Inc. (AMI), formerly Danzar Investment Group, Inc., for the fiscal period ended April 30, 1996 and unaudited interim financial statements for the period ended January 31, 1997.
        Meteor Technology, PLC: audited financial statements from Meteor Technology, PLC for the fiscal year ended May 31, 1996 and unaudited interim financial statements for the period ended Nov. 30, 1996.

NOTE 2: Adjustments:

        A) The financial statements reflect the 54.4 percent interest in the outstanding voting share capital of Meteor Technology, PLC held by the shareholders other than the company. The financial statements also reflect the 20 percent minority interest in the outstanding capital of Alexander Mark Investments (USA), Inc. held by the minority shareholders of Alexander Mark Investments (USA), Inc. and not owned by the company. The minority interest is based on the proportioned share of the consolidated net assets of Meteor Technology and Alexander Mark Investments on a historical basis.

        B) Meteor Technology financial presentation is based on the accounting rules of the United Kingdom. Pro Forma balance sheet reflects adjustments to present financial statements per US GAAP accounting rules. The adjustments include presenting current assets first on the balance sheet, reclassing creditors payable due within one year to the liability section from the current asset section, reclassing creditors payable greater than one year to notes payable, and combining reserve amount and profit and loss account into retained earnings. Total assets and liability amounts were not changed except for as noted in "C" below.

        C) Meteor Technology's financial statements were converted from British Pounds to US dollars based on US accounting guidelines. The conversion rate for the balance sheet was based on the published exchange rate at January 31, 1997, one pound equals $1.60. The conversion used for the statement of operations was based on an average exchange rate for the twelve months ended May 31, 1996. This conversion rate was one pound equals $1.55.

        D) The stockholder's equity account was adjusted to reflect the issuance of 42,450,000 common shares, $.00002 par value, of Adina stock for 6,033,776 shares of the outstanding stock of Alexander Mark
        Investment (USA), Inc. The stockholder's equity account was also adjusted to reflect the 40,727,988 shares, approximately 57%, of the outstanding stock of Meteor Technology that is owned by AMI.

        F) The pro forma weighted average shares outstanding is based on the total Adina shares outstanding after the issuance of 42,450,000 shares for 80% of the Alexander Mark Investments (USA), Inc. stock.